EXHIBIT 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Neomedia Technologies, Inc.

We consent to the use of our Report of Independent Registered Public Accounting Firm dated February 11, 2005, covering the consolidated financial statements of Neomedia Technologies, Inc. as of December 31, 2004 and for the years ended December 31, 2004 and 2003 in the Form S-4 registration statement to be filed with the Commission on about April 4, 2005.

We also consent to the reference to us as experts in matters of accounting and auditing in this registration statement.



/s/ STONEFIELD JOSEPHSON, INC.
CERTIFIED PUBLIC ACCOUNTANTS

Irvine, California
April 1, 2005